UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway

Deerfield, Illinois 60015

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (224) 948-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective October 21, 2015, Baxter International Inc. (the “Company”) appointed Michael F. Mahoney to the 2016 class of the Company’s board of directors (the “Board”). Mr. Mahoney was also appointed to the Board’s Compensation Committee and Corporate Governance Committee effective that date.

Mr. Mahoney will be compensated for service as a director pursuant to the Company’s Non-Employee Director Compensation Plan and will be eligible to participate in the Company’s Directors’ Deferred Compensation Plan. In connection with joining the Board, Mr. Mahoney will be granted equity awards as compensation for his 2015 service in an amount consistent with the awards granted annually to non-employee directors, prorated for the number of months to be served, pursuant to the Company’s Non-Employee Director Compensation Plan.

Item 8.01 Other Events.

On October 21, 2015, the Company issued a press release announcing the appointment of Mr. Mahoney to the Board. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(d) Exhibits.

Exhibit	Description of Document

99.1	Press Release of Baxter International Inc., dated October 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAXTER INTERNATIONAL INC.

Date: October 21, 2015	By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release of Baxter International Inc., dated October 21, 2015